UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2023
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with the planned succession process relating to the Chief Executive Officer ("CEO") role of Designer Brands Inc. (the "Company"), Roger Rawlins stepped down from his role as CEO and as a Class II member of the Board effective April 1, 2023, at which time Douglas Howe assumed the CEO role and joined the Board, filling the Class II vacancy created by Mr. Rawlins' resignation (the "CEO Transition").

Pursuant to the Company's Amended and Restated Code of Regulations (the "Code"), the members of the Board are divided into three classes, with each class to consist, as nearly as possible, of one-third of the total authorized number of directors. In connection with the CEO Transition, the Board determined that it would be in the best interests of the Company and its shareholders for Mr. Howe to serve as a Class I director, such that his term will expire and he will stand for election at the Company's 2023 Annual Meeting of Shareholders. Accordingly, on April 26, 2023, Tami Fersko, a Class I director, and Mr. Howe, a Class II director, each tendered their resignations as Class I and Class II directors, respectively, and the Board immediately thereafter re-elected Ms. Fersko as a Class II director and Mr. Howe as a Class I director on such date. All such actions, including Ms. Fersko's and Mr. Howe's resignations and re-elections to the Board, were taken solely to make Mr. Howe a Class I director and to ensure that the directors on the Board continued to be divided as evenly as possible among the Board's three classes. For all other purposes, each of Ms. Fersko's and Mr. Howe's service on the Board is deemed to have continued, uninterrupted and without any break in service, since the respective dates that Ms. Fersko and Mr. Howe first joined the Board.

There are no arrangements or understandings between either of Ms. Fersko or Mr. Howe and any other persons pursuant to which Ms. Fersko or Mr. Howe were re-elected to the Board as directors. Ms. Fersko will continue to serve as a member of the Board's Audit Committee and Nominating and Corporate Governance Committee. Additionally, there were no changes to Ms. Fersko's compensation for service as a non-employee director on the Board. Ms. Fersko will continue to receive the same benefits and the same compensation as other non-employee directors on the Board pursuant to the Company's non-employee director compensation policy. The Company's non-employee director compensation policy is described on pages 61-62 of the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2022, except that the Company's non-employee director compensation policy has been subsequently amended to, among other things, increase the annual Board retainer from $75,000 to $90,000, increase the annual equity grant from $140,000 to $150,000, and increase the annual chairperson retainers by $5,000. As Mr. Howe is the Company's CEO, he does not receive any additional compensation for his service as a director, nor does he serve on any committees of the Board.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary
Date:	April 27, 2023